Exhibit 10.6.1

FIRST RENEWAL OF LEASE

American National Insurance Company (“Landlord”) and CAI, L.P. (“Tenant”) entered into an Industrial Real Estate Lease (“Lease”) dated June 16, 2000, for approximately 229,500 square feet of warehouse space located at 8550-A Market Street, Houston, Texas 77029, City of Houston, County of Harris, Texas. Both Landlord and Tenant wish to amend the lease as follows:

1.)	Landlord and Tenant hereby confirm and ratify that, except as modified below, all the terms, conditions and covenants contained in the above referenced Lease remain in full force and effect.

2.)	Landlord and Tenant agree that the term of the Lease shall be extended for another 60 month period so the expiration date shall be modified from August 31, 2005 to August 31, 2010.

3.)	Landlord and Tenant agree that the monthly Base Rent, payable in accordance with Section 1.12.(a) oaf the Lease, for the period from September 1, 2005 through August 31, 2010, shall be Seventy-Five Thousand Seven Hundred Thirty Five and 00/100 Dollars ($75,735.00)

Executed this 24th day of November, 2005.

TENANT:		LANDLORD:

CAI, L.P.		AMERICAN NATIONAL INSURANCE COMPANY

By:	CONN APPLIANCES, INC.
Its General Partner

By:	/s/ Thomas J. Frank	By:	/s/ Scott F. Brast
	Thomas J. Frank	Name:	Scott F. Brast
	CEO and Chairman	Title:	Vice President

CONSENT OF GUARANTOR

Conn Appliances, Inc., Guarantor of the obligations of CIA, L.P., by instrument dated June 16, 2000, hereby consents to the foregoing Renewal of Lease and agrees that the terms and provision of said Guaranty shall remain in full force and effect and shall apply to the Lease as amended herein.

GUARANTOR:
CONN APPLIANCES, INC.

By:	/s/ William C. Nylin
Name:	William C. Nylin
Title:	President